Exhibit 99.1

BIOHAVEN NAMES CEO VLAD CORIC, MD, CHAIRMAN OF THE BOARD OF DIRECTORS
AND MATTHEW BUTEN, CHIEF FINANCIAL OFFICER
–Board Chairman Declan Doogan, MD and CFO James Engelhart both to retire

NEW HAVEN, Conn., Dec. 6, 2021 /PRNewswire/ -- Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN), a biopharmaceutical company with a portfolio of commercial and innovative, late-stage product candidates targeting neurological diseases including rare disorders, today announced that the Board of Directors unanimously elected Vlad Coric, MD to the role of Chairman of the Board of Directors following the retirement of Declan Doogan, MD, effective immediately. The company also announced the appointment of Matthew Buten to the role of Chief Financial Officer (CFO) effective by December 20, 2021, following the retirement of CFO James Engelhart. Both Dr. Doogan and Mr. Engelhart will continue to advise the company after their retirement to ensure a smooth transition. Current Director Michael Heffernan has been appointed Lead Independent Director, effective immediately.

Matthew Buten, Chief Financial Officer

As a former managing director of Foresite Capital, Mr. Buten brings more than 20 years of experience in healthcare investing as well as 15 plus years as an advisor in investment banking and strategic structuring of deals for both small and large capitalization companies. Previously, Mr. Buten served as a healthcare portfolio manager at Catapult/Millennium Partners. Prior to joining Catapult/Millennium, he was co-founder and co-manager of Sapphire Capital and a co-founder and a partner at Argus Partners, both dedicated healthcare funds. He started his early career in investment banking focused on mergers and acquisitions, equity and debt financings and spin-offs with roles as a Managing Director and Head of Healthcare Investment Banking for Needham and Company and as a Director in Investment Banking at Smith Barney. Mr. Buten earned a Bachelor of Science in Economics (B.S.E.) from The Wharton School of the University of Pennsylvania.

Vlad Coric, MD, Chairman and Chief Executive Officer of Biohaven commented, “We are excited to welcome Matt to our executive leadership team as CFO as he brings deep expertise in healthcare investment banking, venture capital, corporate strategy and private equity to Biohaven. We also extend our immense gratitude to Declan and Jim for their strategy and leadership since the Company’s inception that contributed to the success of Biohaven.”
Incoming CFO Matt Buten stated, “Biohaven has established itself as a market leading commercial-stage pharmaceutical company with the successful launch of Nurtec® ODT and is at the beginning of its growth potential as a company. I am excited to join Vlad and the entire team to help advance novel therapeutics to patients. Biohaven is poised to transform the field of neurologic treatments and I am looking forward to contribute to its future success.”

The retirements described in this announcement were not related to any disagreement with the company on any matter relating to the company’s operations, policies or practices.

About Biohaven
Biohaven is a commercial-stage biopharmaceutical company with a portfolio of innovative, best-in-class therapies to improve the lives of patients with debilitating neurological and neuropsychiatric diseases, including rare disorders. Biohaven's Neuroinnovation™ portfolio includes FDA-approved Nurtec ODT (rimegepant) for the acute and preventive treatment of migraine and a broad pipeline of late-stage product candidates across three distinct mechanistic platforms: CGRP receptor antagonism for the acute and preventive treatment of migraine; glutamate modulation for obsessive-compulsive disorder, Alzheimer's disease, and spinocerebellar ataxia; and MPO inhibition for amyotrophic lateral sclerosis. More information about Biohaven is available at www.biohavenpharma.com.

Forward-looking Statement
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of certain words, including "believe", "may" and "will" and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of Biohaven's management about NURTEC ODT as an acute treatment for patients with migraine. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Additional important factors to be considered in connection with forward-looking statements are described in the "Risk Factors" section of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021 and the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2021. The forward-looking statements are made as of this date and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NURTEC and NURTEC ODT are registered trademarks of Biohaven Pharmaceutical Ireland DAC.
Neuroinnovation is a trademark of Biohaven Pharmaceutical Holding Company Ltd.

Biohaven Contact:
Dr. Vlad Coric
Chief Executive Officer
Vlad.Coric@biohavenpharma.com

Media Contact:
Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
312-961-2502